Exhibit 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

2010 MANAGEMENT BONUS PLAN

1. Purposes and Administration of the Plan.

1.1 Purposes. The primary purposes of the 2010 Management Bonus Plan (the “2010 Plan) of The Coast Distribution System, Inc. (the “Company”) are (i) to provide meaningful incentives in the form of financial awards to Participants in the Plan for making significant contributions to the achievement, by the Company, of one or more financial goals for the fiscal year ending December 31, 2010 (“Fiscal 2010”), and (ii) to make a significant portion of the compensation of each Participant, in excess of his or her annual base salary, for Fiscal 2010 dependent on the Company’s financial performance and thereby to promote the interests of the Company and its stockholders.

1.2 Administration of the 2010 Plan. The 2010 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the authority to interpret and construe the 2010 Plan and to adopt all necessary rules and regulations for administering the 2010 Plan. All decisions and determinations of the Committee with respect to the 2010 Plan shall be final and binding on and non-appealable by the Company and the Participants.

2. Plan Participants.

The Compensation Committee has designated the following executive officers of the Company as the participants in the 2010 Plan (the “Participants”):

Name	Position with the Company

James Musbach	President & Chief Executive Officer

Thomas R. McGuire	Executive Chairman

Sandra A. Knell	Executive Vice President & CFO

Dennis Castagnola	Executive Vice President — Proprietary Products

David A. Berger	Executive Vice President — Operations

3. Bonus Compensation Awards.

3.1 Establishment of Bonus Pool. Any Fiscal 2010 bonuses earned under the Plan will be paid from an executive officer bonus pool (the “Bonus Pool”), the amount of which will be equal to a percentage, as determined by the Compensation Committee, of the Company’s fiscal 2010 earnings before income taxes (“Pre-Tax Earnings”); provided that no bonus pool will be established and no bonuses will be awarded or paid under this Plan unless 2010 Pre-Tax Earnings total at least equal to $2.0 million. For this purpose, the Company’s fiscal 2010 Pre-Tax Earnings will be determined in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements that are filed with the Securities Exchange Commission.

3.2 Bonus Compensation Awards. On or before the tenth (10th) day following the adoption of this Plan, the Compensation Committee will determine the amounts of the bonus compensation awards (“Bonus Awards”) that may be earned by each of the Participants under this Plan, expressed in dollar amounts or as percentages of each Participant’s annual base salary for Fiscal 2010. The Bonus Award that each Participant may earn will be determined on the basis of a number of factors, which may include the amount of the Company’s 2010 Pre-Tax Earnings and a Participant’s (i) expected contribution to the Company’s Fiscal 2010 or longer term financial performance, (ii) position and level of responsibilities with the Company, (iii) salary level, and (iv) past individual performance.

99.1-1

3.3 Determinations of Bonus Awards. As soon as practicable after the end of Fiscal 2010 or, if sooner, at the time of a Change of Control of the Company (as hereinafter defined), the Compensation Committee will, in its sole and absolute discretion, determine the amount of the Bonus Awards (if any) that will be awarded and paid from the Bonus Pool, to the Participants in this Plan.

3.4 Changes to Performance Goals due to the Occurrence of Certain Events. At any time prior to the Eligibility Date (as hereinafter defined), the Compensation Committee may adjust or change the amount of the Bonus Pool or any Participant’s potential Bonus Award to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if any such Extraordinary Event was not reasonably foreseeable at the time the Bonus Pool amounts and potential bonus awards then in effect under this Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that the Pre-Tax Earnings Goal will be achieved or (y) result in Pre-Tax Earnings that were not likely to have been earned in the absence of such Extraordinary Event. Notwithstanding the foregoing, however, the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, shall not by themselves constitute Extraordinary Events that may be the basis of a change in the amount of the Bonus Pool or in the respective amounts of the respective potential Bonus Awards that could be earned under this Plan by the Participants.

4. Conditions Precedent and Payment of Bonus Awards.

4.1 Conditions Precedent. To be eligible to receive a Bonus Award under this Plan, a Participant must be and remain in the continuous service of the Company or any subsidiary thereof until the earlier of the following dates: (i) the date on which the Committee determines the amount, and authorizes the payment, of a Bonus Award to the Participant under this Plan, or (ii) the date on which, if any, that a Change of Control of the Company (as hereinafter defined) is consummated (the “Eligibility Date”). A Plan Participant that fails to remain in the continuous service of the Company or any subsidiary to and including the Eligibility Date shall not be deemed to have earned and shall not be entitled to receive any bonus award under the 2010 Plan, whether prorated or otherwise. Notwithstanding the foregoing, however, a cessation of a Plan Participant’s continuous service shall not be deemed to have occurred for purposes of this condition by reason of a leave of absence that has been approved by the Compensation Committee.

4.2 Change of Control. For purposes of this Plan, a “Change of Control” shall mean and shall be deemed to have occurred on the happening of any of the following:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Company’s securities entitled to vote generally in the election of directors (“voting securities”) that represent more than forty percent (40%) of the combined voting power of the Company’s then outstanding voting securities, other than: (i) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by a trustee or other fiduciary holding securities under any such employee benefit plan (or related trust); or (ii) an acquisition of voting securities either (A) by the Company, or (B) by a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period comprise the members of the Company’s Board of Directors (and any new directors whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except death, Disability or voluntary retirement) to constitute a majority of the members of the Company’s Board of Directors ; or

(c) the consummation of any merger, consolidation or reorganization of the Company with or into another corporation or entity, whether or not the Company is the surviving entity in such transaction, unless the persons who

99.1-2

were the beneficial owners of the Company’s outstanding voting securities immediately prior to the consummation of any such transaction, continue to beneficially own, directly or indirectly, in substantially the same proportions, immediately after the consummation of such transaction, at least a simple majority of the combined voting power of the Company’s voting securities, or the voting securities of the surviving entity in such transaction in which the Company is not the surviving entity, or of the parent of the surviving entity in such transaction (if any); or

(d) the sale or other disposition of all or substantially all of the assets of the Company in a single or series of related transactions; or

(e) the approval by the Company’s stockholders of a liquidation or dissolution of the Company or a liquidation of substantially all of its assets; or

(f) the occurrence of any other transaction or event, or series of transactions or events, designated by the Company’s Board of Directors (in a resolution duly adopted by it) to constitute a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

The Company’s Board of Directors, by the affirmative vote of a majority of the Outside Directors shall have full and final authority, which shall be exercised in their discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto. For purposes hereof, the term “Outside Directors” shall mean the members of the Company’s Board of Directors who qualify as “independent directors” within the meaning of the listing rules of the American Stock Exchange.

4.3 Payment of Bonus Awards. Subject to Section 4.1 above and Section 5 below, the Company shall pay any Bonus Award earned by a Participant in cash, less applicable payroll and other withholdings, within thirty (30) days following the Committee’s determination as set forth in Section 3.3 above. All payments made by check under the 2010 Plan shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or shall be deposited to the Participant’s direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein and, if the Participant desires a Bonus Award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause the Award to be deposited into such account.

5. Amendments to and Termination of 2010 Plan. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan:

5.1 Amendments to and Modifications of the 2010 Plan. The Committee shall have the sole, absolute and unconditional discretion to amend or modify the 2010 Plan at any time or from time to time prior to the Eligibility Date, with or without or without notice to the Participants. Without limiting the generality of the foregoing, no Participant shall have any legally binding right to receive any unpaid Bonus Award under this Plan prior to the Eligibility Date, and, accordingly, the Committee, in the exercise of its sole, absolute and unconditional discretion, at any time prior to the Eligibility Date (i) may reduce the amount of such Bonus Award or (ii) may determine that no Bonus Award will be paid to the Participant under this Plan, whether or not the Company has earned or exceeded the Threshold Performance Goal theretofore established by the Committee. In no event, however, shall any amendment to the 2010 Plan affect any Bonus Awards that had previously been paid to any of the Participants under this Plan.

5.2 Compliance with Section 409A of the Code. This Plan is intended to comply with Section 409A of the Internal Revenue Code (the “Code”) and any related regulations and guidance promulgated thereunder (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A. In furtherance thereof, no payments may be accelerated under this Plan other than to the extent permitted under Section 409A. To the extent that any provision of this Plan violates Section 409A such that all or any portion f any Bonus Award payable to any Participant would be taxable to him o her prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent of this Section 5.2. Notwithstanding anything herein to the contrary, (i) if at the time of a

99.1-3

Participant’s termination of employment the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six (6) months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A), and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A, or otherwise such payment shall be restructured, to the extent possible, in a manner, as determined by the Committee, that does not cause such an accelerated or additional tax. The Committee shall implement the provisions of this Section 5.2 in good faith; provided that none of the Company, the Committee or its members, or any employees or representatives of the Company or any of its subsidiaries or business units shall have any liability to the Plan Participants with respect to, or actions taken in furtherance of the purposes or intent of, this Section 5.2.

5.3 Termination of the 2010 Plan. The Committee, in its sole, absolute and unconditional discretion, may (i) terminate this Plan at any time, with or without notice to the Participants, and (ii) determine that, as a result of such termination, no Bonus Awards under the Plan will be paid or that any unpaid Bonus Awards under the Plan shall be reduced, provided that the action taken by the Committee to terminate or approve the termination of this Plan takes place prior to the Eligibility Date.

6. Miscellaneous Provisions in the Plan

6.1 No Enlargement of Employee Rights. Nothing in the 2010 Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

6.2 Rights Not Alienable. Any rights provided to a Participant under the 2010 Plan may not be assigned, transferred or alienated by a Participant, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

6.3 Other Compensation Plans. The adoption of the 2010 Plan shall not affect any other compensation plans in effect for the Company, nor shall the 2010 Plan preclude the Company from establishing or awarding any other forms of compensation for or to employees, officers or directors of the Company, including the Participants.

6.4 Governing Law. To the extent not preempted by federal law, the 2010 Plan shall be governed by, construed in accordance with and enforced under the laws of the State of California, without reference to its choice of law rules or principles.

6.5 Limitation of Liability. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Bonus Award hereunder. No employee of the Company and no member of the Board of Directors or of the Committee shall be subject to any liability with respect to duties under the Plan, unless the person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Committee, and any employee of the Company, with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

6.6 No Other Understandings or Agreements with respect to the 2010 Plan. This Plan document contains all of the terms and provisions of and all conditions applicable to the 2010 Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the 2010 Plan as well as all prior actions that may have been taken by the Committee relating to the 2010 Plan.

99.1-4